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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


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                                            THREE MONTHS ENDED            SIX MONTHS ENDED
                                                 JUNE 30                       JUNE 30
                                            ------------------            -----------------

                                            1995           1996           1995           1996
                                            ----           ----           ----           ----
PRIMARY:
Weighted average shares outstanding         4,229,894      4,464,459      4,249,299      4,454,038
Common Stock Equivalents - based on the
 treasury stock method using average
 market price                                 182,101        243,105        133,964        202,653
                                           ----------    -----------     ----------     ----------
Totals                                      4,411,995      4,707,564      4,383,263      4,656,691
                                           ----------    -----------     ----------     ----------
                                           ----------    -----------     ----------     ----------
Net income                                 $  777,854    $ 1,490,484     $1,181,811     $1,801,695
                                           ----------    -----------     ----------     ----------
                                           ----------    -----------     ----------     ----------
Per share amount                           $     0.18         $ 0.32     $     0.27     $     0.39
                                           ----------    -----------     ----------     ----------
                                           ----------    -----------     ----------     ----------
FULLY DILUTED:
Weighted average shares outstanding         4,229,894      4,464,459      4,249,299      4,454,038
Common Stock Equivalents - based on the
 treasury stock method using quarter-end
 market price which is greater than
 average market price                         222,995        285,658        168,063        239,008
                                           ----------    -----------     ----------     ----------

Totals                                      4,452,889      4,750,117      4,417,362      4,693,046
                                           ----------    -----------     ----------     ----------
                                           ----------    -----------     ----------     ----------
Net income                                 $  777,854     $1,490,484     $1,181,811     $1,801,695
                                           ----------    -----------     ----------     ----------
                                           ----------    -----------     ----------     ----------
Per share amount                           $     0.17     $     0.31     $     0.27     $     0.38
                                           ----------    -----------     ----------     ----------
                                           ----------    -----------     ----------     ----------


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